UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Targacept, Inc. (the “Company”) maintains an incentive award program under which all of its employees are eligible to receive an annual cash incentive bonus. At or about the beginning of each fiscal year, the Compensation Committee of the Company’s Board of Directors establishes performance objectives for the Company that it believes are likely to contribute to the Company’s success and build stockholder value and ascribes a percentage weight to each objective, which may equal or exceed 100% in the aggregate. For a group of employees that includes the Company’s principal executive officer, principal financial officer and other named executive officers, the cash incentive bonus is determined by multiplying the amount of the employee’s base salary for the year times his or her assigned target bonus percentage times the achievement level for the program determined by the Compensation Committee after the end of the year. In determining the achievement level for the program for a particular year, the Compensation Committee calculates the weights ascribed to the pre-defined performance objectives that were met, determines whether all or any portion of the weight ascribed to any objective that was not met should be awarded because the event reflected by the objective was achieved in part or on a delayed basis or because the failure to meet the objective resulted from a strategic change that occurred during the year, and determines the extent to which any adjustment should be made for other Company accomplishments that occurred during the year.

On January 3, 2008, the Compensation Committee took the following actions with respect to the program:

•

determined the achievement level at which cash incentive bonuses would be awarded for fiscal 2007 to be 155%. As a result, the Company’s named executive officers were awarded bonuses in the following amounts:

J. Donald deBethizy	President and Chief Executive Officer	$216,008
Merouane Bencherif	Vice President, Preclinical Research	$101,072
Jeffrey P. Brennan	Vice President, Business and Commercial Development	$119,831
Geoffrey C. Dunbar	Vice President, Clinical Development and Regulatory Affairs	$131,177
Alan A. Musso	Vice President, Chief Financial Officer and Treasurer	$119,505

•

increased the target bonus percentage for J. Donald deBethizy, President and Chief Executive Officer, from 40% to 45% for fiscal 2008, with the target bonus percentages for the Company’s other named executive officers remaining unchanged.

•

established performance objectives for fiscal 2008. The 2008 objectives include the achievement of specified outcomes in clinical and nonclinical development, preclinical research, drug discovery and business development activities. The objectives include up to 35% in additional weighting associated with events considered by the Compensation Committee to be particularly challenging or unexpected that, if achieved, would be expected to provide substantial added benefit to the Company and its stockholders. As a result, the aggregate weight ascribed to all of the objectives for 2008 is 135%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: January 4, 2008	/s/ J. Donald deBethizy
J. Donald deBethizy
President and Chief Executive Officer